Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kinder Morgan, Inc. of our report dated February 24, 2012 relating to the consolidated financial statements of Citrus Corp. and Subsidiaries, which appears in El Paso Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011, under Item 15(c) which is incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

May 23, 2012